Exhibit 16.1

April 12, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01(a) of Chicago Bridge & Iron Company N.V.’s Form 8-K/A (Amendment No. 1) dated April 1, 2005, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP

Houston, Texas